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                                ESCROW AGREEMENT


                  ESCROW AGREEMENT dated as of the 28th day of October, 1997, among CENTRAL CPVC CORPORATION as "Borrower," BROWN BROTHERS HARRIMAN & CO. as "Bank" and BROWN BROTHERS HARRIMAN & CO. as "Escrow Agent"; this Escrow Agreement is also joined in by CENTRAL SPRINKLER CORPORATION, CENTRAL SPRINKLER COMPANY, and CENTRAL CASTINGS CORPORATION as "Guarantors."

                                   BACKGROUND

                  Under a Term Loan Agreement (the "Loan Agreement"; capitalized terms not otherwise defined in this Agreement will have the meanings the Loan Agreement gives to those terms) dated May 30, 1997, the Bank made a term loan (the "Loan") to the Borrower in the original principal amount of $7,500,000. The Bank has decided that it cannot maintain the Loan on its existing terms because of new requirements imposed on the Guarantors by their bank lenders. The Bank is willing, however, to keep the Loan outstanding while the Borrower seeks to refinance it, provided that the Borrower deposits into escrow, on the terms set forth below, funds in the amount of the outstanding principal balance of the Loan.

                  Borrower, Bank, and Escrow Agent now wish to enter into this agreement providing for the appointment of an escrow agent to hold such escrowed funds and to set forth the terms and conditions under which such funds held in escrow shall be disbursed.

                                    AGREEMENT

                  NOW THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

                  1. Appointment of Escrow Agent. Bank and Borrower hereby jointly appoint Escrow Agent as the escrow agent under this Escrow Agreement and Escrow Agent hereby accepts such appointment and agrees to hold all of the funds deposited into escrow with it pursuant to this Agreement, together with all interest and income thereon and other proceeds thereof, including proceeds of the sale or maturity of investments constituting any of the assets held by Escrow Agent hereunder (collectively, the "Escrow Money") in accordance with the terms hereof and to perform its other duties hereunder.

                  2. Establishment of Escrow. Escrow Agent hereby acknowledges receipt of $7,500,000 paid to it by wire transfer by or on behalf of Borrower as the initial Escrow Money. Escrow


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Agent shall hold the Escrow Money in segregated account No. 246- 208-3, entitled
"Central CPVC Corporation/Brown Brothers Harriman & Co. Escrow Account," and invest and disburse it pursuant to the terms of this Agreement. Borrower hereby grants to Bank a lien on and security interest in the Escrow Money as security for the performance by Borrower of its obligations under the Loan Agreement and the other Loan Documents.

                  3. Investment of Escrow Money. Until all of the Escrow Money shall have been disbursed as provided in this Agreement, Escrow Agent shall invest the same in a money market mutual fund or interest bearing bank account or in such other investments as Bank and Borrower may from time to time choose by mutual agreement. All income earned on the Escrow Money shall accumulate in the Escrow Account and shall be treated as income of Borrower for income tax purposes. Whenever required by this Agreement to disburse any of the Escrow Money, Escrow Agent shall promptly liquidate sufficient investments to permit such disbursement to be made; provided, however, that if the liquidation of any investment would result in a loss, Escrow Agent, upon the direction of the party to whom such disbursement is to be made, shall delay such payment as provided by the direction of such party. Escrow Agent shall, upon the request of any other party hereto, made not more frequently than monthly, promptly provide such party with an accounting of the Escrow Money and of all debits and credits thereto. Such accounting shall also describe the face value and maturity dates of any investment of the Escrow Money.

                  4. Disposition of Escrow Money. Escrow Agent shall disburse the Escrow Money pursuant to the mutual written directions of Bank and Borrower, or, in the absence of such directions, pursuant to Section 5 hereof.

                  5.       Delivery of Escrow Money by Escrow Agent.

                           (a)      On the earlier of (i) the date on which the
Bank accelerates the Loan by written notice to the Borrower because of Borrower's failure to pay principal or interest on the Loan when due (after taking into account any applicable notice and grace period under the Loan Agreement), (ii) the date on which a petition under the United States Bankruptcy Code is filed by or against the Borrower or any Guarantor, or (iii) January 31, 1998 (the "Termination Date"), Escrow Agent shall deliver to Bank the Escrow Money for application to the repayment of the unpaid principal and accrued interest on the Loan. If after such application any Escrow Money remains, it shall be disbursed to or as directed by the Borrower.

                           (b)      If before the Termination Date the Bank
receives, from Borrower, Guarantors, or a refinancing source, good funds in the amount of the outstanding principal balance of

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the Loan plus accrued interest, the Escrow Agent shall disburse the Escrow Money to or as directed by the Borrower.

                  6. Resignation or Removal of Escrow Agent. Escrow
Agent may resign at any time upon 30 days' prior notice to Borrower and Bank, and may be removed by the mutual consent of Borrower and Bank upon 30 days' prior notice to Escrow Agent. Prior to the effective date of the resignation or removal of Escrow Agent or any successor escrow agent, Borrower and Bank shall jointly appoint a successor escrow agent to hold the Escrow Money, and any such successor escrow agent shall execute and deliver to the predecessor escrow agent an instrument accepting such appointment, upon which such successor agent shall, without further act, become vested with all of the rights, powers and duties of the predecessor escrow agent as if originally named herein. If no successor escrow agent is appointed prior to the effective date of the termination or resignation of the Escrow Agent, Escrow Agent may place all of the Escrow Money at the disposal of a court and petition the court to act as the successor escrow agent or to appoint another entity to act as the successor escrow agent.

                  7.       Liability of Escrow Agent.

                           (a)       The duties of Escrow Agent hereunder are
entirely administrative and not discretionary. Escrow Agent is obligated to act only in accordance with written instructions received by it as provided in this Agreement, is authorized hereby to comply with any orders, judgments or decrees of any court or arbitration panel and shall not incur any liability as a result of its compliance with such instructions, orders, judgments or decrees. Escrow Agent may assume the due execution, validity and effectiveness of, and the truth and accuracy of any information contained in, any instrument or other document presented to it which Escrow Agent shall in good faith believe to be genuine, and to have been signed or presented by the persons or parties purporting to sign or present the same.

                           (b)      Escrow Agent shall have no liability under,
or duty to inquire into, the terms and provisions of any other agreement between any of the parties hereto. In the event that any of the terms and provisions of any other agreement conflict or are inconsistent with any of the terms and provisions of this Agreement, the terms and provisions of this Agreement in respect of Escrow Agent's rights and duties shall govern and control in all respects.

                           (c)      If Escrow Agent shall be uncertain as to its
duties or rights hereunder, it shall be entitled to refrain from taking any action other than to keep safely all property held in escrow pursuant hereto until it shall be directed otherwise in a writing signed by Bank and Borrower, or by an order of a court of

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competent jurisdiction. Escrow Agent may consult with counsel of its choice, including in-house counsel, and shall not be liable for any action taken, suffered, or omitted by it in accordance with the advice of such counsel. Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to defend any legal proceedings which may be instituted against it in respect of the subject matter of this Agreement unless requested to do so by another party hereto and indemnified to its reasonable satisfaction against the costs and expenses of such defense.

                           (d)      Borrower and Bank hereby waive any suit,
claim, demand or cause of action of any kind which either one or both may have to assert against Escrow Agent arising out of or relating to the execution or performance by Escrow Agent of this Escrow Agreement, unless such suit, claim, demand or cause of action is based upon the willful misconduct, gross negligence, or bad faith of Escrow Agent or Escrow Agent's failure to perform an express obligation hereunder. Escrow Agent and its partners shall be indemnified and held harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by Escrow Agent in the performance of this Escrow Agreement except as a result of the willful misconduct, bad faith or gross negligence of Escrow Agent or Escrow Agent's failure to perform an express obligation hereunder. All such reimbursements and indemnifications shall be paid by Borrower.

                  8. Notices. All notices hereunder shall be in writing and shall be sufficiently given if hand-delivered, sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested or by telegram, fax or telecopy (confirmed by U.S. mail), receipt acknowledged, addressed as set forth below or to such other person and/or at such other address as may be furnished in writing by any party hereto to the other. Any such notice shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor, in all other cases.

                           (a)    If to Bank:

                                  Brown Brothers Harriman & Co.
                                  1531 Walnut Street
                                  Philadelphia, PA 19102
                                  Fax: (215) 864-3989
                                  Attention:  Thomas J. Saunders, Deputy Manager


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                    (b)      If to Borrower or Guarantors:

                             c/o Central Sprinkler Corporation
                             451 N. Cannon Avenue
                             Lansdale, PA 19446
                             Fax: (215) 362-5385
                             Attention: Albert T. Sabol,
                                        Executive Vice President

                    (c)      If to Escrow Agent:

                             Brown Brothers Harriman & Co.
                             1531 Walnut Street
                             Philadelphia, PA 19102
                             Fax: (215) 864-3989
                             Attention:  Thomas J. Saunders, Deputy Manager

                  9. Entire Agreement and Modification. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters contemplated herein and supersedes all prior agreements and understandings with respect thereto. Any amendment, modification, or waiver of this Agreement shall not be effective unless in writing. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of any right, remedy, power, or privilege with respect to any other occurrence.

                  10. Governing Law. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the internal laws of the Commonwealth of Pennsylvania (and United States federal law, to the extent applicable), without giving effect to otherwise applicable principles of conflicts of law.

                  11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to constitute but one and the same Agreement.

                  12. Further Assurances. Each of the parties hereto shall execute such further instruments and take such other actions as any other party shall reasonably request in order to effectuate the purposes of this Agreement.

                  13. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors, and administrators. If any provision of this Agreement shall be or become illegal or unenforceable in whole or in part for any reason

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whatsoever, the remaining provisions shall nevertheless be deemed valid, binding and subsisting.

                  14. Joinder of Guarantors. The Guarantors have joined in the execution of this Escrow Agreement to express their consent to its terms and to confirm that their Guaranty remains in full force and effect.

                  IN WITNESS WHEREOF, this Escrow Agreement has been executed as of the date and year first-above written.

                                      CENTRAL CPVC CORPORATION
                                      CENTRAL SPRINKLER CORPORATION
                                      CENTRAL SPRINKLER COMPANY
                                      CENTRAL CASTINGS CORPORATION


                                      By /s/ Albert T. Sabol
                                        ------------------------------
                                           Albert T. Sabol
                                           as Executive Vice President
                                           of each company


                                      BROWN BROTHERS HARRIMAN & CO.,
                                      as Bank and as Escrow Agent


                                      By /s/ Harry R. Madeira, Jr.
                                        ------------------------------
                                           Harry R. Madeira, Jr.
                                           Manager

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